Exhibit 99.1

PerkinElmer Announces Financial Results for the Third Quarter of 2014

  Revenue growth of 4%; organic and adjusted revenue growth of 4%
  GAAP earnings per share from continuing operations of $0.38; adjusted earnings per share increased 14% to $0.57
  Expanded adjusted operating profit margin by 110 basis points
  Strong cash flow from continuing operations of $63 million
  Announces eight million share repurchase plan

WALTHAM, Mass.--(BUSINESS WIRE)--October 30, 2014--PerkinElmer, Inc. (NYSE: PKI), a global leader focused on improving the health and safety of people and the environment, today reported financial results for the third quarter ended September 28, 2014.

The Company reported GAAP earnings per share from continuing operations of $0.38, compared to $0.36 in the third quarter of 2013. Revenue in the third quarter of 2014 was $542.0 million, as compared to $522.1 million in the third quarter of 2013. GAAP operating income from continuing operations for the third quarter of 2014 was $58.8 million, compared to $58.0 million in the third quarter of 2013. GAAP operating profit margin from continuing operations was 10.8% in the third quarter of 2014, compared to 11.1% in the third quarter of 2013.

Adjusted earnings per share was $0.57, compared to $0.50 in the third quarter of 2013. Adjusted revenue and organic revenue both increased 4% for the quarter. Adjusted revenue was $542.9 million, compared to $523.0 million in the third quarter of 2013. Adjusted operating income for the third quarter of 2014 was $91.3 million, compared to $82.0 million for the same period a year ago. Adjusted operating profit margin was 16.8% as a percentage of adjusted revenue, compared to 15.7% for the same period a year ago. Adjustments for the Company’s non-GAAP financial measures have been noted in the attached reconciliations.

“I am pleased with our team’s performance in the third quarter as we were able to deliver solid revenue growth, healthy adjusted operating margin expansion, and strong year-over-year improvement in cash flow and adjusted earnings per share,” said Robert Friel, Chairman and CEO. “We believe our growth and productivity investments combined with improved organizational capabilities leave us well positioned for long term success.”

Cash Flow

For the nine months ending September 28, 2014, operating cash flow from continuing operations was $185.7 million as compared to $88.3 million for the same period a year ago.

Financial Overview by Reporting Segment for the Third Quarter 2014

Human Health

  Revenue of $301.5 million, as compared to $290.2 million for the third quarter of 2013.
  Operating income of $45.0 million, as compared to $44.7 million for the same period a year ago.
  Adjusted revenue of $302.3 million, as compared to $291.0 million for the third quarter of 2013. Adjusted revenue and organic revenue increased 4%.
  Adjusted operating income of $70.2 million, as compared to $66.1 million for the same period a year ago.
  Adjusted operating profit margin was 23.2% as a percentage of adjusted revenue, an increase of approximately 50 basis points as compared to the third quarter of 2013.

Environmental Health

  Revenue of $240.5 million, as compared to $231.9 million for the third quarter of 2013. Revenue and organic revenue increased 4%.
  Operating income of $21.6 million, as compared to $21.9 million for the same period a year ago.
  Adjusted operating income of $28.9 million, as compared to $24.5 million for the same period a year ago.
  Adjusted operating profit margin was 12.0% as a percentage of revenue, an increase of approximately 140 basis points as compared to the third quarter of 2013.

Share Repurchase Program

On October 23, 2014, the Company’s Board of Directors approved a new share repurchase program for up to 8.0 million shares of the Company’s common stock that will expire on October 23, 2016 unless terminated earlier, replacing the Company’s existing share repurchase program which expired on October 24, 2014.

Financial Guidance – Updated

The Company is updating guidance due to the recent trends in foreign exchange rates. For the full year 2014, the Company now forecasts GAAP earnings per share from continuing operations in the range of $1.80 to $1.82, and on a non-GAAP basis, which is expected to include the adjustments noted in the attached reconciliation, updates adjusted earnings per share to a range of $2.39 to $2.41 from a range of $2.42 to $2.46.

Conference Call Information

The Company will discuss its third quarter results and its outlook for business trends in a conference call on October 30, 2014 at 5:00 p.m. Eastern Time (ET). To access the call, please dial (617) 213-8893 prior to the scheduled conference call time and provide the access code 64896606.

A live audio webcast of the call will also be available on the Investor section of the Company’s Web site at www.perkinelmer.com. Please go to the site at least 15 minutes prior to the call in order to register, download, and install any necessary software. An archived version of the webcast will be posted on the Company’s Web site for a two week period beginning approximately two hours after the call.

Use of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures. The reasons that we use these measures, a reconciliation of these measures to the most directly comparable GAAP measures, and other information relating to these measures are included below following our GAAP financial statements.

Factors Affecting Future Performance

This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to estimates and projections of future earnings per share, cash flow and revenue growth and other financial results, developments relating to our customers and end-markets, and plans concerning business development opportunities and divestitures. Words such as "believes," "intends," "anticipates," "plans," "expects," "projects," "forecasts," "will" and similar expressions, and references to guidance, are intended to identify forward-looking statements. Such statements are based on management's current assumptions and expectations and no assurances can be given that our assumptions or expectations will prove to be correct. A number of important risk factors could cause actual results to differ materially from the results described, implied or projected in any forward-looking statements. These factors include, without limitation: (1) markets into which we sell our products declining or not growing as anticipated; (2) fluctuations in the global economic and political environments; (3) our failure to introduce new products in a timely manner; (4) our ability to execute acquisitions and license technologies, or to successfully integrate acquired businesses and licensed technologies into our existing business or to make them profitable, or successfully divest businesses; (5) our failure to adequately protect our intellectual property; (6) the loss of any of our licenses or licensed rights; (7) our ability to compete effectively; (8) fluctuation in our quarterly operating results and our ability to adjust our operations to address unexpected changes; (9) significant disruption in third-party package delivery and import/export services or significant increases in prices for those services; (10) disruptions in the supply of raw materials and supplies; (11) the manufacture and sale of products exposing us to product liability claims; (12) our failure to maintain compliance with applicable government regulations; (13) regulatory changes; (14) our failure to comply with healthcare industry regulations; (15) economic, political and other risks associated with foreign operations; (16) our ability to retain key personnel; (17) significant disruption in our information technology systems; (18) our ability to obtain future financing; (19) restrictions in our credit agreements; (20) our ability to realize the full value of our intangible assets; (21) significant fluctuations in our stock price; (22) reduction or elimination of dividends on our common stock; and (23) other factors which we describe under the caption "Risk Factors" in our most recent quarterly report on Form 10-Q and in our other filings with the Securities and Exchange Commission. We disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

About PerkinElmer

PerkinElmer, Inc. is a global leader focused on improving the health and safety of people and the environment. The Company reported revenue of approximately $2.2 billion in 2013, has about 7,600 employees serving customers in more than 150 countries, and is a component of the S&P 500 Index. Additional information is available through 1-877-PKI-NYSE, or at www.perkinelmer.com.

PerkinElmer, Inc. and Subsidiaries CONSOLIDATED INCOME STATEMENTS

	Three Months Ended		Nine Months Ended
(In thousands, except per share data)	September 28, 2014	September 29, 2013	September 28, 2014	September 29, 2013

Revenue	$542,049	$522,100	$1,628,829	$1,565,716

Cost of revenue	298,740	288,832	901,823	866,344
Selling, general and administrative expenses	142,997	142,780	442,687	441,015
Research and development expenses	30,444	31,410	90,175	99,812
Restructuring and contract termination charges, net	11,092	1,124	13,969	23,681

Operating income from continuing operations	58,776	57,954	180,175	134,864

Interest income	(130)	(119)	(375)	(288)
Interest expense	8,909	11,704	27,207	35,310
Other expense, net	2,187	755	4,387	2,223

Income from continuing operations before income taxes	47,810	45,614	148,956	97,619

Provision for (benefit from) income taxes	4,912	4,851	19,104	(3,193)

Income from continuing operations	42,898	40,763	129,852	100,812

Loss from discontinued operations, before income taxes	(1,091)	(758)	(4,205)	(2,103)
(Loss) gain on disposition of discontinued operations, before income taxes	(7)	(64)	(381)	457
Benefit from income taxes on discontinued operations and dispositions	(477)	(257)	(1,725)	(1,173)

Loss from discontinued operations and dispositions	(621)	(565)	(2,861)	(473)

Net income	$42,277	$40,198	$126,991	$100,339

Diluted earnings per share:
Income from continuing operations	$0.38	$0.36	$1.14	$0.89

Loss income from discontinued operations and dispositions	(0.01)	(0.00)	(0.03)	(0.00)

Net income	$0.37	$0.36	$1.12	$0.88

Weighted average diluted shares of common stock outstanding	113,759	113,115	113,836	113,516

ABOVE PREPARED IN ACCORDANCE WITH GAAP

Additional Supplemental Information(1):
(per share, continuing operations)

GAAP EPS from continuing operations	$0.38	$0.36	$1.14	$0.89
Amortization of intangible assets, net of income taxes	0.11	0.13	0.35	0.38
Purchase accounting adjustments, net of income taxes	0.00	(0.00)	0.00	0.03
Significant litigation matter, net of income taxes	-	-	0.04	-
Restructuring and contract termination charges, net of income taxes	0.07	0.01	0.09	0.14
Significant tax credits	-	-	-	(0.08)
Adjusted EPS	$0.57	$0.50	$1.62	$1.36

(1) amounts may not sum due to rounding

PerkinElmer, Inc. and Subsidiaries REVENUE AND OPERATING INCOME (LOSS)

		Three Months Ended		Nine Months Ended
(In thousands, except percentages)		September 28, 2014	September 29, 2013	September 28, 2014	September 29, 2013

Human Health	Reported revenue	$301,525	$290,207	$907,219	$866,420
	Purchase accounting adjustments	811	842	2,689	6,573
	Adjusted Revenue	302,336	291,049	909,908	872,993

	Reported operating income from continued operations	45,033	44,659	141,737	101,100
	OP%	14.9%	15.4%	15.6%	11.7%
	Amortization of intangible assets	18,313	20,293	54,438	59,569
	Purchase accounting adjustments	836	161	2,037	6,046
	Acquisition-related costs	18	(50)	87	(21)
	Restructuring and contract termination charges, net	6,022	1,040	6,792	14,828
	Adjusted operating income	70,222	66,103	205,091	181,522
	Adjusted OP%	23.2%	22.7%	22.5%	20.8%

Environmental Health	Reported revenue	240,524	231,893	721,610	699,296
	Purchase accounting adjustments	-	9	-	9
	Adjusted Revenue	240,524	231,902	721,610	699,305

	Reported operating income from continued operations	21,596	21,896	73,967	61,922
	OP%	9.0%	9.4%	10.3%	8.9%
	Amortization of intangible assets	2,266	2,531	7,412	7,467
	Purchase accounting adjustments	-	9	(830)	9
	Acquisition-related costs	17	17	129	125
	Restructuring and contract termination charges, net	5,070	84	7,177	8,853
	Adjusted operating income	28,949	24,537	87,855	78,376
	Adjusted OP%	12.0%	10.6%	12.2%	11.2%

Corporate	Reported operating loss	(7,853)	(8,601)	(35,529)	(28,158)
	Significant litigation matter	-	-	6,645	-
	Mark to market on postretirement benefits	-	-	(54)	(47)
	Adjusted operating loss	(7,853)	(8,601)	(28,938)	(28,205)

Continuing Operations	Reported revenue	$542,049	$522,100	$1,628,829	$1,565,716
	Purchase accounting adjustments	811	851	2,689	6,582
	Adjusted Revenue	542,860	522,951	1,631,518	1,572,298

	Reported operating income from continued operations	58,776	57,954	180,175	134,864
	OP%	10.8%	11.1%	11.1%	8.6%
	Amortization of intangible assets	20,579	22,824	61,850	67,036
	Purchase accounting adjustments	836	170	1,207	6,055
	Acquisition-related costs	35	(33)	216	104
	Significant litigation matter	-	-	6,645	-
	Mark to market on postretirement benefits	-	-	(54)	(47)
	Restructuring and contract termination charges, net	11,092	1,124	13,969	23,681
	Adjusted operating income	$91,318	$82,039	$264,008	$231,693
	Adjusted OP%	16.8%	15.7%	16.2%	14.7%

REPORTED REVENUE AND REPORTED OPERATING INCOME (LOSS) PREPARED IN ACCORDANCE WITH GAAP

PerkinElmer, Inc. and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Nine Months Ended
	September 28, 2014	September 29, 2013	September 28, 2014	September 29, 2013
(In thousands)

Operating activities:
Net income	$42,277	$40,198	$126,991	$100,339
Less: loss from discontinued operations and dispositions, net of income taxes	621	565	2,861	473
Income from continuing operations	42,898	40,763	129,852	100,812
Adjustments to reconcile income from continuing operations
to net cash provided by continuing operations:
Stock-based compensation	2,450	3,781	11,769	11,423
Restructuring and contract termination charges, net	11,092	1,124	13,969	23,681
Amortization of deferred debt issuance costs, interest rate hedges and accretion of discounts	409	918	1,071	2,598
Depreciation and amortization	28,926	33,261	86,833	95,241
Gains on disposition	-	(1,566)	-	(1,566)
Amortization of acquired inventory revaluation	-	-	-	203
Changes in operating assets and liabilities which provided (used) cash, excluding effects from companies purchased and divested:
Accounts receivable, net	3,407	12,079	26,841	27,568
Inventories, net	(12,799)	(14,310)	(28,536)	(32,020)
Accounts payable	7,858	(9,504)	(4,009)	(5,514)
Accrued expenses and other	(21,154)	(18,203)	(52,133)	(134,158)
Net cash provided by operating activities of continuing operations	63,087	48,343	185,657	88,268
Net cash used in operating activities of discontinued operations	(160)	(248)	(624)	(1,380)
Net cash provided by operating activities	62,927	48,095	185,033	86,888

Investing activities:
Capital expenditures	(7,767)	(8,702)	(22,214)	(31,554)
Proceeds from dispositions of property, plant and equipment, net	-	52,202	-	52,202
Proceeds from surrender of life insurance policies	65	563	490	783
Activity related to acquisitions and investments, net of cash and cash equivalents acquired	(1,529)	(7,000)	(1,879)	(7,049)
Net cash (used in) provided by investing activities of continuing operations	(9,231)	37,063	(23,603)	14,382
Net cash (used in) provided by investing activities of discontinued operations	-	(10)	(213)	484
Net cash (used in) provided by investing activities	(9,231)	37,053	(23,816)	14,866

Financing Activities:
Payments on revolving credit facility	(73,000)	(147,000)	(305,000)	(429,000)
Proceeds from revolving credit facility	34,000	79,000	227,000	419,000
Payments of debt issuance costs	-	-	(1,845)	-
Settlement of cash flow hedges	-	-	-	1,363
Net (payments on) proceeds from other credit facilities	(718)	266	(1,225)	5,530
Payments for acquisition-related contingent consideration	(855)	-	(855)	-
Proceeds from issuance of common stock under stock plans	1,493	8,003	20,947	15,292
Purchases of common stock	(28)	(193)	(39,004)	(127,186)
Dividends paid	(7,904)	(7,841)	(23,713)	(23,733)
Net cash used in financing activities	(47,012)	(67,765)	(123,695)	(138,734)

Effect of exchange rate changes on cash and cash equivalents	(8,259)	2,450	(7,081)	(2,161)

Net (decrease) increase in cash and cash equivalents	(1,575)	19,833	30,441	(39,141)
Cash and cash equivalents at beginning of period	205,258	112,470	173,242	171,444
Cash and cash equivalents at end of period	$203,683	$132,303	$203,683	$132,303

PREPARED IN ACCORDANCE WITH GAAP

PerkinElmer, Inc. and Subsidiaries CONSOLIDATED BALANCE SHEETS

(In thousands)	September 28, 2014	December 29, 2013

Current assets:
Cash and cash equivalents	$203,683	$173,242
Accounts receivable, net	427,008	466,749
Inventories, net	281,617	260,858
Other current assets	161,389	140,342
Current assets of discontinued operations	650	3,647
Total current assets	1,074,347	1,044,838

Property, plant and equipment, net:
At cost	505,905	498,111
Accumulated depreciation	(328,581)	(314,923)
Property, plant and equipment, net	177,324	183,188
Marketable securities and investments	1,391	1,319
Intangible assets, net	396,466	460,430
Goodwill	2,123,235	2,143,120
Other assets, net	111,898	111,633
Long-term assets of discontinued operations	1,809	2,184
Total assets	$3,886,470	$3,946,712

Current liabilities:
Short-term debt	$1,157	$2,624
Accounts payable	160,506	166,881
Short-term accrued restructuring	22,175	26,374
Accrued expenses and other current liabilities	381,354	403,678
Current liabilities of discontinued operations	2,241	3,239
Total current liabilities	567,433	602,796

Long-term debt	858,578	932,104
Long-term accrued restructuring	6,873	9,161
Long-term liabilities	390,832	408,164
Total liabilities	1,823,716	1,952,225

Total stockholders' equity	2,062,754	1,994,487
Total liabilities and stockholders' equity	$3,886,470	$3,946,712

PREPARED IN ACCORDANCE WITH GAAP

PerkinElmer, Inc. and Subsidiaries RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES(1)

(In millions, except per share data and percentages)	PKI
	Three Months Ended
	September 28, 2014		September 29, 2013

Adjusted revenue:
Revenue	$542.0		$522.1
Purchase accounting adjustments	0.8		0.9
Adjusted revenue	$542.9		$523.0

Adjusted gross margin:
Gross margin	$243.3	44.9%	$233.3	44.7%
Amortization of intangible assets	12.4	2.3%	14.0	2.7%
Purchase accounting adjustments	0.8	0.2%	1.0	0.2%
Adjusted gross margin	$256.5	47.3%	$248.3	47.5%

Adjusted SG&A:
SG&A	$143.0	26.4%	$142.8	27.3%
Amortization of intangible assets	(8.0)	-1.5%	(8.8)	-1.7%
Purchase accounting adjustments	(0.0)	0.0%	1.1	0.2%
Acquisition-related costs	(0.0)	0.0%	0.0	0.0%
Adjusted SG&A	$134.9	24.9%	$135.1	25.8%

Adjusted R&D:
R&D	$30.4	5.6%	$31.4	6.0%
Amortization of intangible assets	(0.2)	0.0%	(0.1)	0.0%
Purchase accounting adjustments	-	0.0%	(0.2)	0.0%
Adjusted R&D	$30.3	5.6%	$31.2	6.0%

Adjusted operating income:
Operating income	$58.8	10.8%	$58.0	11.1%
Amortization of intangible assets	20.6	3.8%	22.8	4.4%
Purchase accounting adjustments	0.8	0.2%	0.2	0.0%
Acquisition-related costs	0.0	0.0%	(0.0)	0.0%
Restructuring and contract termination charges, net	11.1	2.0%	1.1	0.2%
Adjusted operating income	$91.3	16.8%	$82.0	15.7%

	PKI
	Three Months Ended
	September 28, 2014		September 29, 2013

Adjusted EPS:
GAAP EPS	$ 0.37		$ 0.36
Discontinued operations, net of income taxes	(0.01)		(0.00)
GAAP EPS from continuing operations	0.38		0.36
Amortization of intangible assets, net of income taxes	0.11		0.13
Purchase accounting adjustments, net of income taxes	0.00		(0.00)
Acquisition-related costs, net of income taxes	0.00		(0.00)
Restructuring and contract termination charges, net of income taxes	0.07		0.01
Adjusted EPS	$ 0.57		$ 0.50

	Human Health
	Three Months Ended
	September 28, 2014		September 29, 2013

Adjusted revenue:
Revenue	$301.5		$290.2
Purchase accounting adjustments	0.8		0.8
Adjusted revenue	$302.3		$291.0

Adjusted operating income:
Operating income	$45.0	14.9%	$44.7	15.4%
Amortization of intangible assets	18.3	6.1%	20.3	7.0%
Purchase accounting adjustments	0.8	0.3%	0.2	0.1%
Acquisition-related costs	0.0	0.0%	(0.1)	0.0%
Restructuring and contract termination charges, net	6.0	2.0%	1.0	0.4%
Adjusted operating income	$70.2	23.2%	$66.1	22.7%

	Environmental Health
	Three Months Ended
	September 28, 2014		September 29, 2013

Revenue:
Revenue	$240.5		$231.9
Purchase accounting adjustments	-		0.0
Adjusted revenue	$240.5		$231.9

Adjusted operating income:
Operating income	$21.6	9.0%	$21.9	9.4%
Amortization of intangible assets	2.3	0.9%	2.5	1.1%
Purchase accounting adjustments	-	0.0%	0.0	0.0%
Acquisition-related costs	0.0	0.0%	0.0	0.0%
Restructuring and contract termination charges, net	5.1	2.1%	0.1	0.0%
Adjusted operating income	$28.9	12.0%	$24.5	10.6%

(1) amounts may not sum due to rounding

PerkinElmer, Inc. and Subsidiaries RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES(1)

(In millions, except per share data and percentages)	PKI
	Nine Months Ended
	September 28, 2014		September 29, 2013

Adjusted revenue:
Revenue	$1,628.8		$1,565.7
Purchase accounting adjustments	2.7		6.6
Adjusted revenue	$1,631.5		$1,572.3

Adjusted gross margin:
Gross margin	$727.0	44.6%	$699.4	44.7%
Amortization of intangible assets	37.4	2.3%	39.0	2.5%
Purchase accounting adjustments	2.7	0.2%	7.0	0.4%
Mark to market on postretirement benefits	(0.1)	0.0%	(0.0)	0.0%
Adjusted gross margin	$767.1	47.0%	$745.3	47.4%

Adjusted SG&A:
SG&A	$442.7	27.2%	$441.0	28.2%
Amortization of intangible assets	(24.0)	-1.5%	(27.8)	-1.8%
Purchase accounting adjustments	1.5	0.1%	1.1	0.1%
Acquisition-related costs	(0.2)	0.0%	(0.1)	0.0%
Significant litigation matter	(6.6)	-0.4%	-	0.0%
Adjusted SG&A	$413.4	25.3%	$414.2	26.3%

Adjusted R&D:
R&D	$90.2	5.5%	$99.8	6.4%
Amortization of intangible assets	(0.4)	0.0%	(0.2)	0.0%
Purchase accounting adjustments	-	0.0%	(0.2)	0.0%
Adjusted R&D	$89.7	5.5%	$99.4	6.3%

Adjusted operating income:
Operating income	$180.2	11.1%	$134.9	8.6%
Amortization of intangible assets	61.9	3.8%	67.0	4.3%
Purchase accounting adjustments	1.2	0.1%	6.1	0.4%
Acquisition-related costs	0.2	0.0%	0.1	0.0%
Significant litigation matter	6.6	0.4%	-	0.0%
Mark to market on postretirement benefits	(0.1)	0.0%	(0.0)	0.0%
Restructuring and contract termination charges, net	14.0	0.9%	23.7	1.5%
Adjusted operating income	$264.0	16.2%	$231.7	14.7%

	PKI
	Nine Months Ended
	September 28, 2014		September 29, 2013

Adjusted EPS:
GAAP EPS	$1.12		$0.88
Discontinued operations, net of income taxes	(0.03)		(0.00)
GAAP EPS from continuing operations	1.14		0.89
Amortization of intangible assets, net of income taxes	0.35		0.38
Purchase accounting adjustments, net of income taxes	0.00		0.03
Significant litigation matter, net of income taxes	0.04		-
Acquisition-related costs, net of income taxes	0.00		0.00
Mark to market on postretirement benefits, net of income taxes	(0.00)		(0.00)
Restructuring and contract termination charges, net of income taxes	0.09		0.14
Significant tax credits	-		(0.08)
Adjusted EPS	$1.62		$1.36

	PKI
			Twelve Months Ended
			December 28, 2014
Adjusted EPS:			Projected
GAAP EPS from continuing operations			$1.80 - $1.82
Amortization of intangible assets, net of income taxes			0.46
Purchase accounting adjustments, net of income taxes			-
Significant litigation matter, net of income taxes			0.04
Acquisition-related costs, net of income taxes			-
Mark to market on postretirement benefits, net of income taxes			-
Restructuring and contract termination charges, net of income taxes			0.09
Adjusted EPS			$2.39 - $2.41

	Human Health
	Nine Months Ended
	September 28, 2014		September 29, 2013

Adjusted revenue:
Revenue	$907.2		$866.4
Purchase accounting adjustments	2.7		6.6
Adjusted revenue	$909.9		$873.0

Adjusted operating income:
Operating income	$141.7	15.6%	$101.1	11.7%
Amortization of intangible assets	54.4	6.0%	59.6	6.9%
Purchase accounting adjustments	2.0	0.2%	6.0	0.7%
Acquisition-related costs	0.1	0.0%	(0.0)	0.0%
Restructuring and contract termination charges, net	6.8	0.7%	14.8	1.7%
Adjusted operating income	$205.1	22.5%	$181.5	20.8%

	Environmental Health
	Nine Months Ended
	September 28, 2014		September 29, 2013

Revenue:
Revenue	$721.6		$699.3
Purchase accounting adjustments	-		0.0
Adjusted revenue	$721.6		$699.3

Adjusted operating income:
Operating income	$74.0	10.3%	$61.9	8.9%
Amortization of intangible assets	7.4	1.0%	7.5	1.1%
Purchase accounting adjustments	(0.8)	-0.1%	0.0	0.0%
Acquisition-related costs	0.1	0.0%	0.1	0.0%
Restructuring and contract termination charges, net	7.2	1.0%	8.9	1.3%
Adjusted operating income	$87.9	12.2%	$78.4	11.2%

(1) amounts may not sum due to rounding

PerkinElmer, Inc. and Subsidiaries RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

PKI
Three Months Ended
September 28, 2014
Organic revenue growth:
Reported revenue growth	4%
Less: effect of foreign exchange rates	0%
Less: effect of acquisitions including purchase accounting adjustments	0%
Organic revenue growth	4%

Human Health
Three Months Ended
September 28, 2014
Organic revenue growth:
Reported revenue growth	4%
Less: effect of foreign exchange rates	0%
Less: effect of acquisitions including purchase accounting adjustments	0%
Organic revenue growth	4%

Environmental Health
Three Months Ended
September 28, 2014
Organic revenue growth:
Reported revenue growth	4%
Less: effect of foreign exchange rates	0%
Less: effect of acquisitions including purchase accounting adjustments	0%
Organic revenue growth	4%

Adjusted Revenue and Adjusted Revenue Growth

We use the term “adjusted revenue” to refer to GAAP revenue, including estimated revenue from contracts acquired in various acquisitions that will not be fully recognized due to business combination accounting rules. We use the related term “adjusted revenue growth” to refer to the measure of comparing current period adjusted revenue with the corresponding period of the prior year. We believe that these non-GAAP measures, when taken together with our GAAP financial measures, allow us and our investors to better measure the performance of our investments in technology, to evaluate long-term performance trends and to assess our ability to invest in our business. Adjusted revenue growth also provides for easier comparisons of our performance with prior and future periods and relative comparisons to our peers. Our GAAP revenue for the periods subsequent to our acquisitions does not reflect the full amount of revenue on such contracts that would have otherwise been recorded by the acquired businesses. The non-GAAP adjustment is intended to reflect the full amount of such revenue. We believe our investors will use this adjustment as a measure of the ongoing performance of the acquired businesses because customers have historically entered into such contracts for renewed and/or developmental support, although there can be no assurance that customers will do so in the future.

Organic Revenue and Organic Revenue Growth

We use the term “organic revenue” to refer to GAAP revenue, excluding the effect of foreign currency translation and acquisitions, and including estimated revenue from contracts acquired in various acquisitions that will not be fully recognized due to business combination accounting rules. We use the related term “organic revenue growth” to refer to the measure of comparing current period organic revenue with the corresponding period of the prior year. We believe that these non-GAAP measures, when taken together with our GAAP financial measures, allow us and our investors to better measure the performance of our investments in technology, to evaluate long-term performance trends and to assess our ability to invest in our business. Organic revenue growth also provides for easier comparisons of our performance with prior and future periods and relative comparisons to our peers. We exclude the effect of foreign currency translation from these measures because foreign currency translation is subject to volatility and can obscure underlying trends. We exclude the effect of acquisitions because acquisition activity can vary dramatically between reporting periods and between us and our peers, which we believe makes comparisons of long-term performance trends difficult for management and investors, and could result in overstating or understating to our investors the performance of our operations. We include estimated revenue from contracts acquired with various acquisitions that will not be fully recognized due to business combination rules. Our GAAP revenue for the periods subsequent to our acquisitions does not reflect the full amount of revenue on such contracts that would have otherwise been recorded by the acquired businesses. The non-GAAP adjustment is intended to reflect the full amount of such revenue. We believe our investors will use this adjustment as a measure of the ongoing performance of the acquired businesses because customers have historically entered into such contracts for renewed and/or developmental support, although there can be no assurance that customers will do so in the future.

Adjusted Gross Margin and Adjusted Gross Margin Percentage

We use the term “adjusted gross margin” to refer to GAAP gross margin, excluding amortization of intangible assets, inventory fair value adjustments related to business acquisitions, other costs related to business acquisitions, and including estimated revenue from contracts acquired in various acquisitions that will not be fully recognized due to business combination accounting rules. We also exclude adjustments for mark-to-market accounting on post-retirement benefits, therefore only our projected costs have been used to calculate our non-GAAP measure. We use the related term “adjusted gross margin percentage” to refer to adjusted gross margin as a percentage of adjusted revenue. We believe that these non-GAAP measures, when taken together with our GAAP financial measures, allow us and our investors to better measure the performance of our investments in technology, to evaluate the long-term profitability trends and to assess our ability to invest in our business. We exclude amortization of intangible assets and adjustments for mark-to-market accounting on post-retirement benefits from these measures because these charges do not represent what we believe our investors consider to be costs of producing our products and could distort the additional value generated over the cost of producing those products. In addition, inventory fair value adjustments related to business acquisitions and other costs related to business acquisitions are excluded because they only occur due to an acquisition and the potential subsequent repositioning of the business that could distort the performance measures of costs used in producing our products. We include estimated revenue from contracts acquired with various acquisitions that will not be fully recognized due to business combination rules. Our GAAP revenue for the periods subsequent to our acquisitions does not reflect the full amount of revenue on such contracts that would have otherwise been recorded by the acquired businesses. The non-GAAP adjustment is intended to reflect the full amount of such revenue. We believe our investors will use this adjustment as a measure of the ongoing performance of the acquired businesses because customers have historically entered into such contracts for renewed and/or developmental support, although there can be no assurance that customers will do so in the future.

Adjusted Selling, General and Administrative (“SG&A”) Expense and Adjusted SG&A Percentage

We use the term “adjusted SG&A expense” to refer to GAAP SG&A expense, excluding amortization of intangible assets, changes to the fair values assigned to contingent consideration, other costs related to business acquisitions, and a significant litigation matter. We use the related term “adjusted SG&A percentage” to refer to adjusted SG&A expense as a percentage of adjusted revenue. We believe that these non-GAAP measures, when taken together with our GAAP financial measures, allow us and our investors to better measure the cost of the internal operating structure, our ability to leverage that structure and the level of investment required to grow our business. We exclude amortization of intangible assets and a significant litigation matter from these measures because these charges do not represent what we believe our investors consider to be costs that support our internal operating structure and could distort the efficiencies of that structure. We exclude changes to the fair values assigned to contingent consideration and other costs related to business acquisitions because they only occur due to an acquisition and the potential subsequent repositioning of the business that could distort the performance measures of costs to support our internal operating structure.

Adjusted Research and Development (“R&D”) Expense and Adjusted R&D Percentage

We use the term “adjusted R&D expense” to refer to GAAP R&D expense, excluding amortization of intangible assets and other costs related to business acquisitions. We use the related term “adjusted R&D percentage” to refer to adjusted R&D expense as a percentage of adjusted revenue. We believe that these non-GAAP measures, when taken together with our GAAP financial measures, allow us and our investors to better understand and evaluate our internal technology investments. We exclude amortization of intangible assets from these measures because these charges do not represent what we believe our investors consider to be internal investments in R&D activities and could distort our R&D investment level. We exclude other costs related to business acquisitions because they only occur due to an acquisition and the potential subsequent repositioning of the business that could distort the performance measures of costs to support our internal operating structure.

Adjusted Operating Income, Adjusted Operating Profit Percentage, Adjusted Operating Profit Margin and Adjusted Operating Margin

We use the term “adjusted operating income,” to refer to GAAP operating income, excluding amortization of intangible assets, inventory fair value adjustments related to business acquisitions, changes to the fair values assigned to contingent consideration, other costs related to business acquisitions, a significant litigation matter, and restructuring and contract termination charges, and including estimated revenue from contracts acquired in various acquisitions that will not be fully recognized due to business combination accounting rules. We also exclude adjustments for mark-to-market accounting on post-retirement benefits, therefore only our projected costs have been used to calculate our non-GAAP measure. Adjusted operating income is calculated by subtracting adjusted R&D expense and adjusted SG&A expense from adjusted gross margin. We use the related terms “adjusted operating profit percentage,” “adjusted operating profit margin,” or “adjusted operating margin” to refer to adjusted operating income as a percentage of adjusted revenue. We believe that these non-GAAP measures, when taken together with our GAAP financial measures, allow us and our investors to analyze the costs of the different components of producing and selling our products, to better measure the performance of our internal investments in technology and to evaluate the long-term profitability trends of our core operations. Adjusted operating income also provides for easier comparisons of our performance and profitability with prior and future periods and relative comparisons to our peers. We believe our investors do not consider the items that we exclude from adjusted operating income to be costs of producing our products, investments in technology and production or costs to support our internal operating structure, and so we present this non-GAAP measure to avoid overstating or understating to our investors the performance of our operations. We exclude restructuring and contract termination charges because they tend to occur due to an acquisition, divestiture, repositioning of the business or other unusual event that could distort the performance measures of our internal investments and costs to support our internal operating structure. We include estimated revenue from contracts acquired with various acquisitions that will not be fully recognized due to business combination rules. Our GAAP revenue for the periods subsequent to our acquisitions does not reflect the full amount of revenue on such contracts that would have otherwise been recorded by the acquired businesses. The non-GAAP adjustment is intended to reflect the full amount of such revenue. We believe our investors will use this adjustment as a measure of the ongoing performance of the acquired businesses because customers have historically entered into such contracts for renewed and/or developmental support, although there can be no assurance that customers will do so in the future.

Adjusted Earnings Per Share

We use the term “adjusted earnings per share,” or “adjusted EPS,” to refer to GAAP earnings per share, excluding discontinued operations, amortization of intangible assets, inventory fair value adjustments related to business acquisitions, changes to the fair values assigned to contingent consideration, other costs related to business acquisitions, a significant litigation matter, restructuring and contract termination charges, and significant tax credits, and including estimated revenue from contracts acquired in various acquisitions that will not be fully recognized due to business combination accounting rules. We also exclude adjustments for mark-to-market accounting on post-retirement benefits, therefore only our projected costs have been used to calculate our non-GAAP measure. Adjusted earnings per share is calculated by subtracting the items above included in adjusted gross margin, adjusted R&D expense, adjusted SG&A expense, restructuring and contract termination charges, the provision for taxes related to these items, and significant tax credits from GAAP earnings per share. We believe that this non-GAAP measure, when taken together with our GAAP financial measures, allows us and our investors to analyze the costs of producing and selling our products and the performance of our internal investments in technology and our internal operating structure, to evaluate the long-term profitability trends of our core operations and to calculate the underlying value of the core business on a dilutive share basis, which is a key measure of the value of the Company used by our management and we believe used by investors as well. Adjusted earnings per share also facilitates the overall analysis of the value of the Company and the core measure of the success of our operating business model as compared to prior and future periods and relative comparisons to our peers. We exclude discontinued operations, amortization of intangible assets, inventory fair value adjustments related to business acquisitions, changes to the fair values assigned to contingent consideration, other costs related to business acquisitions, adjustments for mark-to-market accounting on post-retirement benefits, a significant litigation matter, restructuring and contract termination charges, and significant tax credits, as these items do not represent what we believe our investors consider to be costs of producing our products, investments in technology and production, and costs to support our internal operating structure, which could result in overstating or understating to our investors the performance of our operations. We include estimated revenue from contracts acquired with various acquisitions that will not be fully recognized due to business combination rules. Our GAAP revenue for the periods subsequent to our acquisitions does not reflect the full amount of revenue on such contracts that would have otherwise been recorded by the acquired businesses. The non-GAAP adjustment is intended to reflect the full amount of such revenue. We believe our investors will use this adjustment as a measure of the ongoing performance of the acquired businesses because customers have historically entered into such contracts for renewed and/or developmental support, although there can be no assurance that customers will do so in the future.

The third quarter tax effect on adjusted EPS for (i) discontinued operations was a benefit of $0.00 in both 2014 and 2013, (ii) amortization of intangible assets was an expense of $0.07 in both 2014 and 2013, and (iii) restructuring and contract termination charges was an expense of $0.03 in 2014 and an expense of $0.00 in 2013. The third quarter tax effect on adjusted EPS for each of the remaining items (inventory fair value adjustments related to business acquisitions, changes to the fair values assigned to contingent consideration, other costs related to business acquisitions, adjustments for mark-to-market accounting on post-retirement benefits, a significant litigation matter, significant tax credits and the estimated revenue from contracts acquired with various acquisitions that will not be fully recognized due to business combination accounting rules) was $0.00 in both 2014 and 2013.

The full year tax effect on adjusted EPS through the third quarter for (i) discontinued operations was a benefit of $0.02 in 2014 and a benefit of $0.01 in 2013, (ii) amortization of intangible assets was an expense of $0.19 in 2014 and an expense of $0.21 in 2013, (iii) a significant litigation matter was an expense of $0.02 in 2014, (iv) restructuring and contract termination charges was an expense of $0.03 in 2014 and an expense of $0.07 in 2013, (v) significant tax credits was a benefit of $0.08 in 2013, (vi) the estimated revenue from contracts acquired with various acquisitions that will not be fully recognized due to business combination accounting rules was an expense of $0.01 in 2014 and an expense of $0.02 in 2013. The full year tax effect on adjusted EPS through the third quarter for each of the remaining items (inventory fair value adjustments related to business acquisitions, changes to the fair values assigned to contingent consideration, other costs related to business acquisitions, and adjustments for mark-to-market accounting on post-retirement benefits) was $0.00 in both 2014 and 2013.

The tax effect for discontinued operations is calculated based on the authoritative guidance in the Financial Accounting Standards Board’s Accounting Standards Codification 740, Income Taxes. The tax effect for amortization of intangible assets, inventory fair value adjustments related to business acquisitions, changes to the fair values assigned to contingent consideration, other costs related to business acquisitions, a significant litigation matter, adjustments for mark-to-market accounting on post-retirement benefits, restructuring and contract termination charges, significant tax credits, and the estimated revenue from contracts acquired with various acquisitions is calculated based on operational results and applicable jurisdictional law, which contemplates tax rates currently in effect to determine our tax provision.

***

The non-GAAP financial measures described above are not meant to be considered superior to, or a substitute for, our financial statements prepared in accordance with GAAP. There are material limitations associated with non-GAAP financial measures because they exclude charges that have an effect on our reported results and, therefore, should not be relied upon as the sole financial measures to evaluate our financial results. Management compensates and believes that investors should compensate for these limitations by viewing the non-GAAP financial measures in conjunction with the GAAP financial measures. In addition, the non-GAAP financial measures included in this earnings announcement may be different from, and therefore may not be comparable to, similar measures used by other companies.

Each of the non-GAAP financial measures listed above are also used by our management to evaluate our operating performance, communicate our financial results to our Board of Directors, benchmark our results against our historical performance and the performance of our peers, evaluate investment opportunities including acquisitions and discontinued operations, and determine the bonus payments for senior management and employees.

CONTACT:
PerkinElmer, Inc.
Investor Relations
Tommy J. Thomas, CPA, 781-663-5889
tommy.thomas@perkinelmer.com
or
Media Contact:
Fara Goldberg, 781-663-5699
fara.goldberg@perkinelmer.com